200 Connell Drive

Berkeley Heights, NJ  07922

GENTA RECEIVES NOTICE OF NON-COMPLIANCE WITH NASDAQ RULE

Company to File Appeal

BERKELEY HEIGHTS, NJ – January 11, 2008 – Genta Incorporated (NASDAQ: GNTA) announced today that the Company has received notice from the Listing Qualifications Staff of The NASDAQ Stock Market that, based upon the Company’s non-compliance with the stockholders’ equity requirement set forth in NASDAQ Marketplace Rule 4450(a)(3), the Company’s common stock is subject to delisting from The NASDAQ Global Market unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel.  The Staff’s letter follows prior correspondence from NASDAQ regarding the Company’s stockholders’ equity balance, which was previously disclosed in the Company’s press release dated November 16, 2007.

The Company plans to timely request a hearing before the Panel, which will stay any delisting action until the Panel renders a decision subsequent to the hearing.  The Company anticipates that the hearing will be scheduled within the next 45 days.

About Genta

Genta Incorporated is a biopharmaceutical company with a diversified product portfolio that is focused on delivering innovative products for the treatment of patients with cancer.  Two major programs anchor the Company’s research platform: DNA/RNA-based Medicines and Small Molecules. Genasense® (oblimersen sodium) Injection is the Company's lead compound from its DNA/RNA Medicines program.  Genta is currently recruiting patients to the AGENDA Trial, a global Phase 3 trial of Genasense in patients with advanced melanoma.  The leading drug in Genta’s Small Molecule program is Ganite® (gallium nitrate injection), which the Company is exclusively marketing in the U.S. for treatment of symptomatic patients with cancer-related hypercalcemia that is resistant to hydration.  The Company has developed G4544, an oral formulation of the active ingredient in Ganite, that has recently entered clinical trials as a potential treatment for diseases associated with accelerated bone loss.  Ganite® and Genasense® are available on a “named-patient” basis in countries outside the United States.  For more information about Genta, please visit our website at: www.genta.com.

Safe Harbor

This press release may contain forward-looking statements with respect to business conducted by Genta Incorporated. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future.  Forward-looking statements include, without limitation, statements about:

•	the Company’s ability to obtain necessary regulatory approval for Genasense® from the U.S. Food and Drug Administration (“FDA”) or European Medicines Agency (“EMEA”);
•	the safety and efficacy of the Company’s products or product candidates;
•	the Company’s assessment of its clinical trials;
•	the commencement and completion of clinical trials;
•	the Company’s ability to develop, manufacture, license and sell its products or product candidates;
•	the Company’s ability to enter into and successfully execute license and collaborative agreements, if any;
•	the adequacy of the Company’s capital resources and cash flow projections, and the Company’s ability to obtain sufficient financing to maintain the Company’s planned operations;
•	the adequacy of the Company’s patents and proprietary rights;
•	the impact of litigation that has been brought against the Company and its officers and directors and any proposed settlement of such litigation;
•	the Company’s ability to regain compliance with the NASDAQ’s listing qualifications; and
•	the other risks described under Certain Risks and Uncertainties Related to the Company’s Business, as contained in the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

The Company does not undertake to update any forward-looking statements.   There are a number of factors that could cause actual results and developments to differ materially.  For a discussion of those risks and uncertainties, please see the Company's Annual Report on Form 10-K for 2006 and its most recent quarterly report on Form 10-Q.

SOURCE: Genta Incorporated

CONTACT:

Nichol Harber

Genta Investor Relations

908-286-3980

info@genta.com